CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation of our report dated December 18, 2001, accompanying the financial statements included in this annual report on Form 11-K, in the registration statement of Form S-8 (Registration No. 33-41262) pertaining to the Tandy Brands Accessories, Inc. Employees Investment Plan and the related prospectus.

Fort Worth, Texas
December 18, 2001

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